Exhibit 99.1

RELEASE
May 2024

DZS to Acquire Subscriber Access Technology Leader NetComm
NetComm’s Subscriber Access portfolio to enhance and accelerate DZS broadband networking and cloud software portfolio, and adds marquee customers across North America, Europe, Australia and New Zealand
DALLAS, Texas, USA, May 6, 2024 – DZS (Nasdaq: DZSI), a global leader of broadband networking and software-defined cloud solutions, today announced a binding agreement to acquire NetComm Wireless Pty Ltd. (NetComm).
The acquisition of NetComm’s Fiber Extension, Fixed Wireless Access (FWA), Home Broadband and Industrial Internet of Things (IoT) products and patents combined with DZS’ category defining broadband networking and cloud software solutions will create one of the world’s most comprehensive and technologically advanced last mile broadband access portfolios. NetComm has approximately 50 active communications service provider (CSP) and enterprise customers in the United States, Canada, Latin America, Europe, Australia and New Zealand. In addition to the substantial technology synergies, DZS will on-board the majority of the NetComm employees, of which, approximately 60% are research & development and customer care team members.
NetComm has a long history of innovation in developing differentiated broadband access technology with a focus on quality, performance and operational simplicity including self-install capabilities. The transaction is expected to close during the second quarter of 2024. Among active NetComm customers are numerous large scale CSPs such as UScellular (the fourth-largest full-service wireless carrier in the United States), Bell Canada (Canada’s largest telecom company), Vodafone (one of the world’s largest telecom operators), Telstra (Australia’s largest telecom company), Aussie Broadband (Australia’s fourth-largest ISP) and More Telecom (fast-growing Australian ISP), all of which have been previously disclosed.
“The acquisition of NetComm underscores our commitment to innovation at the network edge and further aligns with our vision and strategy of becoming the premier technology leader in broadband networking and cloud software management solutions,” said Charlie Vogt, President and CEO, DZS. “While we are technology evangelists for broadband everywhere and fiber-first architectures, fixed and mobile service providers will continue to evolve their networks and leverage a variety of technologies that best fit the geography, topology, and economics of the markets they serve. With the addition of NetComm’s fiber extension, fixed wireless, WiFi 7 home broadband and industrial IOT products, the expanded DZS portfolio arguably will represent one of the most complete and technologically advanced open and standards-based broadband networking and cloud management software portfolios in the world and be uniquely aligned with the breadth of CSP needs and architectures. We are especially enthusiastic about the new team members that will be joining DZS upon completion of the transaction and the opportunity to align and earn future business with NetComm’s long-standing and loyal customers.”
NetComm, founded in 1982, is a leading broadband networking innovator in the 5G fixed wireless, home broadband, fiber-extension and IoT technology domains. NetComm Wireless traded on the Australian Stock Exchange until Casa Systems acquired the company in 2019. Under the terms of the acquisition agreement, DZS will pay $7 million at closing for NetComm, including its intellectual property and inventory. With the addition of NetComm employees, DZS is expected to have approximately 550 team members serving the Americas, EMEA, Australia and New Zealand markets. The purchase price includes an additional earn-out of up to $3 million dollars if 2024 revenue of $87.5 million is achieved with such earn-out structure beginning at $72.5 million of 2024 net revenue.
NetComm’s technology portfolio will complement DZS’ leading-edge Optical, Access, Subscriber, and Cloud Edge portfolio, enabling the company to deliver a highly differentiated broadband offering and experience designed to exceed the growing demand for “broadband everywhere.”

NetComm’s Product Portfolio:
•Fiber Extension: Delivers fiber-equivalent gigabit broadband speeds leveraging Gfast technology over copper and coaxial cable
•Fixed Wireless Access (FWA): Provides fiber-equivalent gigabit broadband via 4G/5G millimeter wave technology
•Home Broadband: Enables WiFi 6/6E/7 in-home coverage at gigabit broadband speeds
•Industrial IoT: Delivers networking connectivity leveraging 4G/5G wireless and WiFi technologies
“NetComm’s cutting-edge fixed and mobile subscriber access technologies and marquee customers spanning Australia, New Zealand, North America and Europe will bolster DZS’ broadband networking and cloud software portfolio,” said Steve Collins, CEO, NetComm. “Getting to know Charlie, his team and the DZS products and customers has assured us that the combination of technology, culture, customers, suppliers and employees is an ideal fit to continue the innovation and product excellence NetComm has cultivated over the last 40 years.”
“We are pleased to continue our relationship with NetComm to ensure our home and business internet customers have fast and reliable connectivity with an easy-to-install solution,” said Eric Jagher, Senior Vice President and Chief Marketing Officer, UScellular. “We are also excited about the expertise DZS brings, and we look forward to working with them to drive further innovation and provide an even greater experience for our customers.”
“DZS has a strong commitment to delivering innovative and high-quality solutions,” said Crystal Dowds, Vice President of Architecture, Engineering and Technology, Lumen. “Their proactive approach to meeting customer needs and timelines is enhanced by their focus on the last mile and continually improving the customer experience. DZS’ dedication to innovation makes them an ideal company to acquire NetComm.”
“More Telecom has a valued and longstanding relationship with NetComm," said Andy Branson, CEO, More Telecom. “We are excited to see this combination occur. The NetComm acquisition by DZS will strengthen our partnership, enhance technology synergies, and create additional opportunities for collaboration, especially as More Telecom continues to deliver on our commitment to offer broadband services across Australia.”
Conference Call Details:
DZS will host an investor call to discuss the transaction on Tuesday, May 7th at 4pm CST. Dial-in details for the call are as follows:
Dial-In: (866) 652-5200
Webcast: https://edge.media-server.com/mmc/p/rzhveqbg/
Please ask to join the DZS Business Update Call.
About DZS
DZS Inc. (Nasdaq: DZSI) is a global leader of broadband networking and software-defined cloud software solutions.
DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen effects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. DZS undertakes no obligation to update or revise any forward-looking statements for any reason.
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About NetComm Wireless
NetComm Wireless Limited is a leading developer of Fixed Wireless Access, Home Broadband, Industrial IoT and Fiber Extension technologies that underpin an increasingly connected world. Our Listen. Innovate. Solve. methodology supports the unique requirements of leading telecommunications carriers, core network providers, system integrators, government and enterprise customers worldwide.
For over 40 years, NetComm Wireless has engineered new generations of world first data communication products and is now a globally recognized communications technology innovator. NetComm is headquartered in Sydney (Australia).
Investor Inquiries:
Ted Moreau, Vice President, Investor Relations
Email: IR@dzsi.com
Press Inquiries:
Kenny Vesey, Thatcher+Co.
Phone: +1 973.518.3644
Email: kvesey@thatcherandco.com